SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 23, 2008 (January 18, 2008)
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 18, 2008, Zion Oil & Gas, Inc. ("Zion" or the "Company") entered into a Chairman of the Board Appointment Agreement with John Brown (the "Chairman Appointment Agreement"), the Chairman ("Chairman") of the Company's Board of Directors, effective as of January 18, 2008. Prior to the entry by the Company into the Chairman Appointment Agreement with Mr. Brown, Mr. Brown was employed by the Company as its Chairman pursuant to the personal employment agreement (the "Employment Agreement") that was scheduled to expire on December 31, 2008. On January 18, 2008 and prior to the entry into the Chairman Appointment Agreement, Mr. Brown and the Company entered into an Agreement of Termination, effective as of such date, whereby the Employment Agreement and all rights thereunder were terminated. The following summary of certain provisions of the Chairman Appointment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

The Chairman Appointment Agreement has an initial term that extends through December 31, 2009, provided that such appointment is subject to the Board's decision (in its sole discretion) to discontinue such appointment and to the rights of the Company's stockholders under law to remove or replace Mr. Brown from the Board. Additionally, subject to the rules and regulations of the American Stock Exchange, Mr. Brown is to serve as Chairman of each of the Company's Compensation Committee and Nominating and Corporate Governance Committee. Under the agreement, Mr. Brown is to be paid an annual fee of $144,000, payable monthly, provided that, consistent with the current arrangement with the Company's senior officers, the Company and Mr. Brown anticipate that Mr. Brown will be paid a minimum amount of $2,000 per month with the remaining amount of each month's balance payable as mutually agreed by the parties. Mr. Brown can terminate the Chairman Appointment Agreement and the relationship thereunder at any time upon 90 business days' notice. If during the term the Company were to terminate the agreement for any reason other than "Cause" or "Disability" (as defined in the agreement), then the Company is to pay to Mr. Brown the fees then payable under the agreement through the scheduled expiration of the term as if the agreement had not been so terminated and an additional six months' monthly payment of fees. Notwithstanding the foregoing, the removal or replacement of Mr. Brown as Chairman of either or both of the Compensation Committee and the Nominating and Corporate Governance Committee shall not be deemed to be termination for any reason other than cause or disability.

Item 9.01(d): Exhibits

10.1 Chairman of the Board Appointment Agreement dated as of January 18, 2008 between Zion Oil & Gas Inc. and John Brown

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized .

Date: January 23, 2008

Zion Oil and Gas, Inc.

By: /s/ Richard J. Rinberg

Richard J. Rinberg
Chief Executive Officer